Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”), made effective as of April 12, 2013, is entered into by Intercept Pharmaceuticals, Inc. (the “Company”) and Barbara Duncan (“Executive”).

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated May 16, 2009 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement to provide for enhanced severance benefits in the event of certain terminations of Executive’s employment;

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Amendment, the parties agree as follows:

1. Section 5.2(a) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“(a) twelve (12) months of Executive’s base salary in effect at the time of termination of employment, payable according to the Company’s payroll commencing; and”

2. Section 5.2(b) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“(b) the Company will, for a period of twelve (12) months following Executive’s termination from employment, continue Executive’s participation in the Company’s group health plan and shall pay that portion of the premiums that the Company paid on behalf of Executive during Executive’s employment, provided, however, that if the Company’s health insurance plan does not permit such continued participation in such plan after Executive’s termination of employment, then the Company shall pay the costs of COBRA continuation coverage on Executive’s behalf for such twelve-month period; and provided, further, that if Executive becomes employed with another employer during the period in which continued health insurance is being provided pursuant to this Section, the Company shall not be required to continue such health benefits, or if applicable, to pay the costs of COBRA, if Executive becomes covered under a health insurance plan of the new employer. (For purposes of this Section 5.2(b), the term “Executive” shall include, to the extent applicable, Executive’s spouse and any of her dependents covered under the Company’s group health plan prior to her termination of employment.)”

3. Other than as set forth in this Amendment, there are no other amendments to the Employment Agreement and the Employment Agreement shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

THE COMPANY:

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Mark Pruzanski
Name:	Mark Pruzanski, MD
Title:	President and Chief Executive Officer

EXECUTIVE:

By:	/s/ Barbara Duncan
Name:	Barbara Duncan